SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2003

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-31089	77-0416232

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47100 Bayside Parkway, Fremont, CA	94538

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 360-8000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On May 24, 2002, Virage Logic Corporation, a Delaware corporation (“Virage Logic”), completed its acquisition of In-Chip Systems, Inc., a California corporation (“In-Chip”). Virage Logic accounted for this acquisition under the purchase method of accounting. On August 7, 2002, Virage Logic issued a Current Report on Form 8-K/A which included an unaudited pro forma combined condensed statement of operations for the six-month period ended March 31, 2002, that presented the effect of the acquisition of In-Chip by Virage Logic as if the acquisition occurred on October 1, 2001.

     Attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference is the unaudited pro forma combined condensed statement of operations for the year ended September 30, 2002, that presents the effect of the acquisition of In-Chip by Virage Logic as if the acquisition occurred on October 1, 2001. No separate unaudited pro forma combined condensed balance sheet as of September 30, 2002 is presented because the acquisition was consummated on May 24, 2002. Therefore, the financial position of In-Chip as of September 30, 2002 is already included in the consolidated balance sheet of Virage Logic as of the same date included in Virage Logic’s Annual Report on Form 10-K for the year ended September 30, 2002.

     This Current Report on Form 8-K is filed in connection with the filing by Virage Logic of a registration statement on Form S-3 for the resale of 77,500 shares of Common Stock and in order to comply with Article 11 of Regulation S-X.

Item 7: Financial Statements and Exhibits

(b) Pro Forma Financial Information

The required pro forma financial information is attached hereto as Exhibit 99.1.

(c) Exhibits.

The following exhibit is filed herewith:

99.1 Unaudited Pro Forma Combined Condensed Statement of Operations

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date: February 18, 2003	VIRAGE LOGIC CORPORATION

	By:	/s/ JAMES R. PEKARSKY

James R. Pekarsky, Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Unaudited Pro Forma Combined Condensed Statement of Operations